AMENDMENT NO. 1 TO
DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”) is made between IRELAND INC., a Nevada corporation (hereinafter referred to as the "Company"), and MARK H. BRENNAN of #1 Isleworth Drive, Henderson, NV 89052 (hereinafter referred to as the “Optionee”), a director of the Company, effective as of the 22nd day of December, 2014.

WHEREAS the Company and the Optionee are parties to that Director Non-Qualified Stock Option Agreement dated effective as of August 11, 2009 (the “2009 Option Agreement”) relating to the grant by the Company to the Optionee of non-qualified options (the “2009 Brennan Options”) to purchase up to 250,000 shares of the Company’s common stock pursuant to the provisions of the Company’s 2007 Stock Incentive Plan (the “2007 Plan”), vesting and expiring as follows:

Number of Options to Vest	Vesting Date	Expiration Date
50,000	August 11, 2009	August 10, 2014
50,000	December 31, 2009	December 30, 2014
50,000	June 30, 2010	June 29, 2015
50,000	December 31, 2010	December 30, 2015
50,000	June 30, 2011	June 29, 2016
250,000	Total Options Granted

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.      The 2009 Brennan Options that vested on August 11, 2009, having expired prior to the date of this Agreement, are confirmed as having expired and are no longer exercisable.

2.      The 2009 Option Agreement be amended by extending the expiration date for those 2009 Brennan Options that vested on December 31, 2009, and were scheduled to expire on December 30, 2014, to June 29, 2015.

3.      Except as modified by this Agreement, the 2009 Option Agreement remains in full force and effect in accordance with its terms, and is hereby ratified and confirmed in all respect by the Company and the Optionee.

4.      This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterpart have been signed by each party hereto and delivered to the other parties

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

IRELAND INC.
by its authorized signatory:	/s/ Mark H. Brennan
MARK H. BRENNAN (OPTIONEE)
/s/ Douglas D.G. Birnie
DOUGLAS D.G. BIRNIE, PRESIDENT
Amend No 1 to 2009 Brennan Option Agreement